UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

U-Haul Holding Company

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-11255	88-0106815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Kietzke Lane Suite 100
Reno, Nevada		89511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 688-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	New York Stock Exchange
Series N Non-Voting Common Stock, $0.001 par value	UHAL.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 20, 2026, U-Haul Holding Company (the “Company”) held its 2026 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting our stockholders voted upon and approved: (i) the election of Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt and Roberta R. Shank as directors of the Company, to serve until the 2027 Annual Meeting of Stockholders of the Company (“Proposal 1”); (ii) on an advisory basis, the compensation paid to the Company's Named Executive Officers as disclosed in the Proxy Statement ("Proposal 2"); (iii) on an advisory basis, "three years" for the frequency of future advisory votes on the compensation of the Company's Named Executive Officers ("Proposal 3"); (iv) the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 (“Proposal 4”); and (v) a proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board of Directors and executive officers of the Company, with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies, for the fiscal year ended March 31, 2026 (“Proposal 5"). At the Annual Meeting our stockholders also voted upon but did not approve a proposal received from a Company stockholder proponent requesting that the Company issue a report disclosing current GHG emissions associated with its fleet and any targets for measurably reducing them ("Proposal 6").

The following table sets forth the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted on at the Annual Meeting.

	Votes	Votes	Votes		Broker
	Cast For	Cast Against	Withheld	Abstentions	Non-Votes
Proposal 1
Edward J. Shoen	13,843,087	-	2,016,596	-	1,050,755
James E. Acridge	15,202,995	-	656,688	-	1,050,755
John P. Brogan	13,266,112	-	2,593,571	-	1,050,755
James J. Grogan	13,813,392	-	2,046,291	-	1,050,755
Richard J. Herrera	15,239,048	-	620,635	-	1,050,755
Karl A. Schmidt	15,221,107	-	638,576	-	1,050,755
Roberta R. Shank	13,812,335	-	2,047,348	-	1,050,755

Proposal 2	15,802,133	52,580	-	4,970	1,050,755

Proposal 3 (once every year)	3,079,584	-	-	-	-
Proposal 3 (once every two years)	15,370	-	-	-	-
Proposal 3 (once every three years)	12,760,662	-	-	-	-
Proposal 3	-	-	-	4,067	1,050,755

Proposal 4	16,903,108	4,996	-	2,334	-

Proposal 5	11,910,510	3,314,805	-	634,368	1,050,755

Proposal 6	3,158,690	12,683,671	17,322	-	1,050,755

The Company has considered the outcome of Proposal 3 and has determined, as was recommended with respect to this proposal by the Company's Board of Directors in the Proxy Statement for the Annual Meeting, that the Company will hold future advisory votes on the compensation of the Company's Named Executive Officers once every three years until the occurrence of the next advisory vote on the frequency of such votes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Haul Holding Company

Date:	August 24, 2026	By:	Jason A. Berg
Jason A. Berg Chief Financial Officer